UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008 (December 18, 2008)
FOUNDRY NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-26689 (Commission File Number)	77-0431154 (I.R.S. Employer Identification Number)
4980 Great America Parkway
Santa Clara, CA 95054

(Address, including zip code, of principal executive offices)
(408) 207-1700

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-3.1
EX-3.2

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Suspension of Foundry Listing Upon Acquisition
          As previously announced, at a special meeting of stockholders held on December 17, 2008, the stockholders of Foundry Networks, Inc. (the “Company”) voted to approve the adoption of the Agreement and Plan of Merger dated July 21, 2008 as amended by Amendment No. 1 thereto dated November 7, 2008 (the “Merger Agreement”), by and among the Company, Brocade Communications Systems, Inc., a Delaware corporation (the “Purchaser”), and Falcon Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Purchaser (“Merger Sub”). Effective as of December 18, 2008, the merger contemplated by the Merger Agreement was consummated and Merger Sub merged with and into the Company (the “Merger”).
          As a result of the Merger, trading in the Company’s common stock on the NASDAQ Global Select Market was suspended prior to the open of trading on December 19, 2008 and the NASDAQ Global Select Market has filed an application on Form 25 with the Securities and Exchange Commission to report that the common stock of the Company is no longer listed on the NASDAQ Global Select Market.
Item 3.03. Material Modification to Rights of Security Holders.
          On December 19, 2008, pursuant to the terms of the Merger Agreement, each issued and outstanding share of the Company’s common stock (other than shares held by the Purchaser and shares held by stockholders who validly have asserted dissenters’ rights in accordance with Delaware General Corporation Law) was converted into the right to receive $16.50 in cash, without interest.
Item 5.01. Changes in Control of Registrant.
          Effective as of 4:09 p.m. (Eastern Standard Time) on December 18, 2008 (the “Effective Time”), a change in control of the Company occurred. Pursuant to the terms of the Merger Agreement, each issued and outstanding share of the Company’s common stock (other than shares held by the Purchaser and shares held by stockholders who have validly asserted dissenters’ rights in accordance with Delaware General Corporation Law) was converted into the right to receive $16.50 in cash, without interest. At the Effective Time, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Purchaser. The total amount of funds necessary to complete the Merger was approximately $2.27 billion. The source of the funds for the Merger included the Purchaser’s cash on hand, cash delivered by the Company, and borrowings by Purchaser under a credit facility with Bank of America, N.A., as administrative agent, and certain other lenders.
          The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was included in as Annex A-1 and A-2 to the revised definitive proxy statement filed on November 14, 2008.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Pursuant to the Merger Agreement, at the Effective Time all of the members of the Company’s Board of Directors resigned and the following individuals became the directors of the Company: Michael Klayko, Richard Deranleau and Tyler Wall.
          Pursuant to the Merger Agreement, at the Effective Time all of the officers of the Company resigned and the following individuals became the officers of the Company: Michael Klayko, President and Chief Executive Officer; Richard Deranleau, Chief Financial Officer and Treasurer; and Tyler Wall, Secretary.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          In connection with the consummation of the Merger at the Effective Time, the Company’s Certificate of Incorporation and Bylaws were amended and restated. Copies of the Company’s Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Foundry Networks, Inc.
3.2	Amended and Restated Bylaws of Foundry Networks, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: December 19, 2008	By:	/s/ Richard Deranleau
Richard Deranleau
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Foundry Networks, Inc.
3.2	Amended and Restated Bylaws of Foundry Networks, Inc.